ARTICLES OF INCORPORATION
OF
SHADES HOLDINGS, INC.

The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I
CORPORATE NAME AND PRINCIPAL OFFICE

The name of this corporation is SHADES HOLDINGS, INC. (the “Corporation”) and its principal office and mailing address is 20711 Sterlington Drive, Land O'Lakes, Florida  34638.

ARTICLE II
COMMENCEMENT OF CORPORATE EXISTENCE

The Corporation shall commence its existence upon the filing of these Articles of Incorporation with the Florida Secretary of State.

ARTICLE III
GENERAL NATURE OF BUSINESS

The Corporation may transact any lawful business for which corporations may be incorporated under Florida law.

Brenda K. Holland, Paralegal
Bush Ross, P.A.
P.O. Box 3913, Tampa, FL 33601
813-224-9255
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ARTICLE IV
CAPITAL STOCK

The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 110,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).  The Board of Directors shall have the authority to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Florida or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof.

ARTICLE V
INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation shall be 1801 N. Highland Avenue, Tampa, Florida  33602, and the initial registered agent of the Corporation at such address is BUSH ROSS REGISTERED AGENT SERVICES, LLC.

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ARTICLE VI
PRINCIPAL OFFICERS & DIRECTORS

The name and titles of the person who shall serve as the sole principal officer and sole director of the Corporation is as follows:

Name	Title

Sean Lyons	CEO, President, Secretary, Treasurer & Director

ARTICLE VII
INCORPORATOR

The name and address of the Corporation’s incorporator is:

Name	Address

Brenda K. Holland	1801 North Highland Avenue
Tampa, Florida 33602

ARTICLE VIII
BY-LAWS

The power to adopt, alter, amend or repeal by-laws of this Corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the Corporation.

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ARTICLE IX
INDEMNIFICATION

If the criteria set forth in §607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the Corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by §607.0850, as then in effect, or by any successor law thereto.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 23rd day of November, 2009.

/s/ Brenda K. Holland
Brenda K. Holland, Incorporator

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CERTIFICATE DESIGNATING

REGISTERED AGENT

Pursuant to the provisions of §§48.091 and 607.0501, Florida Statutes, SHADES HOLDINGS, INC., desiring to organize under the laws of the State of Florida, hereby designates BUSH ROSS REGISTERED AGENT SERVICES, LLC, as its Registered Agent for the purpose of accepting service of process within such State and designates 1801 N. Highland Avenue, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

SHADES HOLDINGS, INC.

By:	/s/ Brenda K. Holland
Brenda K. Holland, Incorporator

ACKNOWLEDGMENT

BUSH ROSS REGISTERED AGENT SERVICES, LLC hereby accepts the appointment as Registered Agent of the above named corporation, and agrees to act as such in accordance with the provisions of §§48.091 and 607.0505, Florida Statutes.

BUSH ROSS REGISTERED AGENT SERVICES, LLC

By:	/s/ John N. Giordano
John N. Giordano, Vice President

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